U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                  FORM 8-K/A
                               Amendment No. 1

                                CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                                July 17, 2001
                                Date of Report
                      (Date of Earliest Event Reported)


                            PACIFIC WEBWORKS, INC.
            (Exact Name of Registrant as Specified in its Charter)



                        180 South 300 West, Suite 400
                          Salt Lake City, Utah 84101
                   (Address of principal executive offices)

                                (801) 578-9020
                        Registrant's telephone number

            NEVADA                000-26731                 87-0627910
(State of Incorporation)  (Commission File Number)     (I.R.S. Employer
                                                       Identification No.)

ITEM 5:OTHER EVENTS

Effective Post-effective Amendment

      The Securities and Exchange Commission has granted acceleration of the effective date, without review, of Pacific WebWorks' post-effective amendment to the Form S-1 registration statement which was declared effective on June 12, 2000. The post-effective amendment was granted an effective date of July 17, 2001, and as a result, 850,000 common shares to be issued to certain selling stockholders upon exercise of warrants are registered under the Securities Act of 1933.

                                  SIGNATURES

      In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, who is duly authorized.

Pacific WebWorks, Inc.

     /s/ Christian Larsen
By: _____________________________________________
       Christian R. Larsen, President and Director